EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 (the “Report”) of Oglethorpe Power Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Michael L. Smith, the President and Chief Executive Officer of the Registrant certify, to the best of my knowledge, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael L. Smith
Michael L. Smith President and Chief Executive Officer

May 10, 2018
Date